UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
Ellington Financial Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

53 Forest Avenue
Old Greenwich, Connecticut 06870
ELLINGTON FINANCIAL INC.
SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2023
This proxy statement supplement, dated May 5, 2023, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Ellington Financial Inc. (“we”, “our” or the “Company”) that was filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2023, relating to the Company’s 2023 annual meeting of stockholders to be held on May 16, 2023 (the “2023 Annual Meeting”). Except as specifically revised or supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
Revised Text in the Proxy Statement
The answer to the question "What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?" for Proposal 2 on page 4 of the Proxy Statement is hereby deleted and replaced in its entirety with the following:

Proposal	Vote Requirement
Proposal 2: Amendment of our Charter to Increase the Total Authorized Number of Common Shares	The affirmative vote of at least a majority of Common Shares outstanding.
The answer to the question "How are abstentions, withhold, and broker non-votes treated?" for Proposal 2 on page 5 of the Proxy Statement is hereby deleted and replaced in its entirety with the following:

Proposal	Treatment of Abstentions and Broker Non-Votes
Proposal 2: Amendment of our Charter to Increase the Total Authorized Number of Common Shares	Abstentions, withhold votes, broker non-votes and Common Shares not represented at the Annual Meeting will have the same effect as a vote against this proposal.
Engagement of Proxy Solicitor
On May 5, 2023, we engaged Morrow Sodali LLC ("Morrow") to assist in soliciting of proxies on our behalf. We have agreed to pay Morrow a fee of $17,500 for these services, plus reimbursement of authorized costs and expenses Morrow incurs on our behalf. Additionally, if Morrow is requested to implement a telephone solicitation of stockholders, Morrow will be entitled to a fee of $6.50 per stockholder.
If you have questions about how to vote or direct a vote in respect of your shares, you may contact Morrow at:
Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, Connecticut 06902
Individuals (toll-free): (800) 662-5200
Banks and brokerage firms, please call collect: (203) 658-9400
Email: EFC@investor.morrowsodali.com

Important Information
The Company has filed the Proxy Statement with the SEC and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for the 2023 Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the 2023 Annual Meeting, as amended and supplemented by this supplement, because it contains important information.
Please refer to the Proxy Statement for instructions on how to submit your vote, or how you may change your vote if you have already voted. This supplement does not change the proposals to be acted upon at the 2023 Annual Meeting, which are described in the Proxy Statement.
Please ensure that your shares are represented at the 2023 Annual Meeting, as your vote is important. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.
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